UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report: (Date of earliest event reported): October 10, 2006



                      VIRTUALHEALTH TECHNOLOGIES, INC.
             -----------------------------------------------------
             (exact name of registrant as specified in its charter)



      Delaware                       000-17520                75-227-6137
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)


325 W. Main Street, Suite 240
Lexington, Kentucky                                               40507
- --------------------------------------                  ----------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (859) 455-9255



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)


------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On September 21, 2006, the Company entered into a letter of intent with NewMarket Technology, Inc., a Nevada corporation, hereafter "NMKT" or "Seller," under which the Company would acquire a controlling inerest (51%) of the common stock of Seller's subsidiary, Medical Office Software, Inc., a Florida corporation (MOS), in exchange for shares of the Company's common stock and a Convertible Promissory Note. The Company already owns 49% of the outstanding common stock of MOS

     On October 6, 2006, the Company consummated a Stock Exchange Agreement with NMKT incorporating the terms of the letter of intent (the "Stock Exchange Agreement"). The Stock Exchange Agreement was authorized and approved by the Company's board of directors by written consent dated October 2, 2006. Under the terms of the Stock Exchange Agreement, the Company acquired 255 shares of common stock of MOS in exchange for (a) 1,400,000 shares of the Company's common stock, $.001 par value per share ("Common Stock"), and (b) a two year convertible promissory note in the principle amount of $900,000. The outstanding principal balance of the note may be converted, at the option of NMKT, into shares of the Company's Common Stock at the market price of the Common Stock at the time of conversion; provided, however, that in no event will the Company be obligated it issue more than 675,000 shares of its Common Stock upon a conversion. The convertible note will automatically convert into shares of Common Stock if the market price for the Common Stock reaches $2.00 per share. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to the Company's Current Report on Form 8-K filed with the Commission on October 10, 2006 for a more complete understanding of the transaction.


Item 3.02 Unregistered Sales of Equity Securities

     See the response for Item 2.01


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The Board of Directors appointed James M. Renfro President of the Company effective September 26, 2006. Mr. Renfro will work with Mr. Scott A. Haire, Chairman & CEO to execute the business plan and oversee the subsidiaries.

     Mr. James M. Renfro earned his BS degree in 1975 in Business and Governmental Accounting from Cumberland College in Williamsburg, Kentucky with additional studies toward an MBA at both Morehead State and Eastern Kentucky Universities. He began his management experience with a tour in the U.S. Marines in Vietnam where he received several decorations, which included three Purple Hearts for wounds in combat. During the early 1970's he worked for the Kentucky Democratic Party and the Jefferson County Government. Mr. Renfro worked with Rockwell International and Subsidiaries from 1977 to 2000. During his tenure with Rockwell he served in key management roles in areas of production, accounting, quality control, as well as sales and service. In 2001 he joined a new start up venture as Vice President of Field Operations for GraMag commercial seating in the trucking and airlines industry. In 2005 he started his own Consultant Company in Governmental Affairs to the present.

     There is no family relationship between Mr. Renfro and any of the Company's current executive officers or directors.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

          No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

     (b) Pro forma financial information.

          No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

     (d) Exhibits.

Exhibit
No.          Description
-----     --------------------------------
10.1 Stock Exchange Agreement dated October 6, 2006, by and between VirtualHealth Technologies, Inc., NewMarket Technology, Inc., and Medical Office Software, Inc.

10.2      Convertible   Promissory  Note  dated  October  6,  2006,   issued  by
          VirtualHealth Technologies, Inc.




                                   SIGNATURES

     PURSUANT to the requirements of the Securities Exchange Act, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      VIRTUALHEALTH TECHNOLOGIES, INC.



DATE: October 10, 2006       /s/ Scott A. Haire
                           ------------------------------------
                           Scott A. Haire,
                           Chairman & Chief Executive Officer